Exhibit B.22.3

BY-LAWS
CONNECTICUT YANKEE ATOMIC POWER COMPANY
                                        Adopted
                                        December 12, 1962

                                        Amended
                                        June 20, 1964
                                        March 4, 1992
                                        June 2, 1993
                                        January 1, 1997

     CONNECTICUT YANKEE ATOMIC POWER COMPANY


     BY-LAWS


     ARTICLE I

     GENERAL

          Section 1. These by-laws are intended to supplement and implement applicable provisions of law and of the certificate of incorporation of this Company with respect to the regulation and management of the affairs of this Company.

     ARTICLE II

     MEETINGS OF STOCKHOLDERS

          Section 1. Any meeting of the stockholders may be held at any place within or without the State of Connecticut, the place thereof to be designated in the call therefor.

          Section 2. The annual meeting of the stockholders shall be held in March in each year at the place, on the day and at the hour designated by the Board of Directors.

          Section 3. The Board of Directors may fix a date as the record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any distribution, or for any other proper purpose, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days, and, in the case of a meeting of stockholders, not less than ten full days, immediately preceding the date on which the particular event, requiring such determination of stockholders, is to occur. In such case, only such stockholders as shall be stockholders on the record date so fixed shall be entitled to the rights of stockholders of the Company on the date of the particular event for which the record date was fixed, notwithstanding the transfer of any shares of stock on the books of the Company after any such record date so fixed.


     ARTICLE III

     DIRECTORS

          Section 1. The business, property and affairs of the Company shall be managed by a Board of not less than three nor more than twenty-five directors. The number of directorships at any time within such maximum and minimum shall be the number fixed by resolution of the stockholders or Board of Directors or, in the absence of such a resolution, shall be the number of directors elected at the preceding annual meeting of the stockholders.

          Section 2. The Board of Directors may designate a person who has been a director of the Company to serve as an emeritus director. Such person shall not be counted for purposes of determining a quorum and shall not have voting rights.

          Section 3. The Board of Directors shall have power to choose, appoint and employ such officers, employees and agents as they may deem the interest of the Company requires and to fix the compensation and define the powers and duties of all such officers, employees and agents. All such officers, employees and agents shall be subject to the order of the Board, shall hold their offices at the pleasure of the Board, and may be removed at any time by the Board at its discretion.

     ARTICLE IV

     MEETINGS OF DIRECTORS

          Section 1. A regular meeting of the Board of Directors shall be held without notice immediately after the annual stockholders' meeting or as soon thereafter as convenient for the purpose of organization. At such meeting, the Board shall choose and appoint the officers of the Company who shall hold their offices (subject to the provisions of Section 2, Article III of these by-laws) for the ensuing year or until the next annual meeting and until their successors are chosen and qualify.

          Section 2. All other regular meetings of the Board of Directors may be held at such time and place as the Board may determine and fix by resolution.

          Section 3. Special meetings of the Board of Directors may be held at any place upon call of the President, or, in the event of his absence or inability to act, upon call of a Vice President, or upon call of any three or more directors.


          Section 4. Oral, written or printed notice of the time and place of all special meetings of the Board of Directors shall be given to each director personally or by telephone, or by mail or telegraph at his last-known post office address, at least two days prior to the time of the meeting, provided that any one or more directors, as to himself, or themselves, may waive such notice, in writing or by telegraph, or by attendance at such meeting.

          Section 5. A majority of the number of directorships at the time shall constitute a quorum. Except as otherwise provided by law or these by-laws, all questions shall be decided by vote of a majority of the directors present at any meeting of the Board at which a quorum is present.

          Section 6. If all the directors in office at the time severally or collectively consent in writing to any action to be taken by the Company, and the number of such directors constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

     ARTICLE V

     OFFICERS

          Section 1. The officers of this Company shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers, including a Chairman, as the Board of Directors may from time to time choose or appoint.

          Section 2. In addition to such powers and duties as the Board of Directors may prescribe, and except as may be otherwise provided by the Board, each officer shall generally have the powers and perform the duties which by law and general usage appertain to his particular office.

     ARTICLE VI

     EXECUTION OF PAPERS

          Section 1. All deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Company shall be executed by such officer as the Board of Directors may generally or in particular cases authorize.


     ARTICLE VII

     COMMITTEES

          Section 1. The Board of Directors, by affirmative vote of directors holding a majority of the number of directorships, may appoint from the directors an executive committee and such other committees as it may deem judicious, and may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. The Board of Directors may, to the extent permitted by law, delegate to such committees any of the powers of the Board.

          Section 2. A majority of any committee shall have the power to act, Committees shall keep full records of their proceedings and shall report the same to the Board of Directors.

     ARTICLE VIII

     CAPITAL STOCK

          Section 1. Each stockholder shall be entitled to a certificate of the capital stock of the Company owned by him in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall bear the seal, or facsimile seal, of the Company and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer except that such signatures may be facsimile signatures if such certificate is signed by a transfer agent, transfer clerk acting on behalf of the company or registrar. The restriction on transfer imposed by Section 2 of this Article VIII shall be noted conspicuously on each certificate.

          Section 2. The approval of stockholders holding a majority of the outstanding shares of the Company's capital stock, evidenced either by a vote duly adopted at a meeting of the stockholders or by the written consents of the consenting stockholders, shall be required in the case of any sale, pledge, or other transfer of any share of stock heretofore or hereafter issued by the Company, except:

     (1) a transfer by a corporate stockholder incident to a merger, consolidation or transfer of all or substantially all its assets to a successor corporation which shall, as a part of succession, assume all the obligations of the corporate stockholder to the Company, including without implied limitation, any contract for the purchase of electric power;

     (2) a transfer to secure indebtedness of a corporate stockholder maturing not less than twelve months from the date thereof, whether to a pledgee, mortgagee, or trustee for the benefit of the holders of the securities representing such indebtedness; or

     (3) a lien or transfer arising by operation of law or by virtue of the decree or order of any court of competent jurisdiction.


     If any shares are transferred or made subject to a lien in any transaction permitted by (2) or (3) above, the transferee or lien holder shall make a written offer of the shares to the Company for purchase prior to any further sale or other transfer thereof, and the Company or its designees shall have the right to purchase such shares if within 10 days of receipt of such offer it notifies the transferee or lien holder in writing that it or its designees elects to purchase such shares, otherwise such share may be sold by the transferee or lien holder without regard to the restrictions upon sale or transfer imposed by this section. If the Company or its designees elects to purchase such shares, the price to be paid for the shares shall be the book value thereof as of the end of the month last preceding the date on which such offer is received by the Company.

     For purposes of establishing the value of shares of capital stock under this Section 2, book value shall be deemed to be the sum of the following:

     (a)  Par or stated value of Common Stock
     (b)  Capital or paid-in surplus
     (c)  Retained earnings or earned surplus
     (d)  Surplus reserves

after adjustments for (i) mathematical errors and omissions, (ii) any deferred or unapplied debits, and (iii) any other adjustments necessary to show assets and liabilities at amounts determined by and recorded in the accounting records of the Company in accordance with the Uniform System of Accounts prescribed by the Federal Power Commission for Class A Public Utilities (or, if said Commission does not have jurisdiction, then in accordance with the applicable accounting regulations prescribed by the regulatory body which has primary accounting jurisdiction at the time). The book value of each share of capital stock is determined by dividing the total book value by the number of shares outstanding.


     In the case of such sale, the sale shall be consummated at the Company's principal office on such business day (not later than 20 days after the price is determined) and at such hour during customary business hours as the purchaser may specify in a written notice given to the seller at least 10 days in advance of the specified date.

     Any transfer made in violation of the foregoing restrictions shall be invalid. The restriction on transfer imposed by this Section 2 shall be noted conspicuously on each certificate of the capital stock.



     ARTICLE IX

     CORPORATE SEAL

          Section 1. The corporate seal of the Company shall be circular in form, with the name of the Company inscribed thereon.
     ARTICLE X

     AMENDMENTS

          Section 1. These by-laws may be altered, amended, added to or repealed by an affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon at any meeting of the stockholders called for the purpose or by an affirmative vote of directors holding a majority of the number of directorships at any meeting of the Board called for the purpose.